UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2006

Blue Ridge Real Estate Company

Big Boulder Corporation

(Exact Name of Registrant Specified in Charter)

0-28-44 (Blue Ridge)

24-0854342 (Blue Ridge)

Pennsylvania

0-28-43 (Big Boulder)

24-0822326 (Big Boulder)

(State or Other Jurisdiction of Incorporation)

(Commission File Number)

(I.R.S. Employer Identification No.)

P. O. Box 707, Blakeslee, Pennsylvania                       18610-0707

(Address of Principal Executive Offices)                                                       (Zip Code)

(570) 443-8433

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On September 6, 2006, Blue Ridge Real Estate Company (the “Company”) entered into a Purchase Agreement (the “Agreement’) with Jack in the Box Eastern Division L.P., a Texas limited partnership (the “Seller”), whereby the Seller agrees to sell and convey, and the Company agrees to purchase and acquire from Seller, all of Seller’s right, title and interest to certain real property, including the associated building and all improvements currently located thereon, located in the city of Anahuac, County of Chambers, State of Texas (the “Property”).  Pursuant to the terms of the Agreement, at the time of closing, the Company and Seller will also enter into a Lease Agreement for the Property (the “Lease”), whereby the Company will lease the property back to Seller.

Pursuant to the Agreement, the Company will purchase the Property for total consideration of $1,940,000 (the “Purchase Price”), $100,000 of which was placed into escrow as a deposit (the “Deposit”) following the execution of the Agreement.  The closing of the proposed sale of the Property and execution of the Lease is anticipated to occur on or before the later of: (i) 10 days after the date on which the conditions of the A greement have been satisfied or waived by the Company ; or (ii) September 20, 2006 , unless otherwise extended in writing by the Company and Seller (the “Closing”).

The Closing is contingent upon, among other things, the Company’s approval of a satisfactory site inspection and the approval of certain inspection documents required to be delivered to the Company by the Seller (collectively, the “Closing Contingencies”).  In the event the Company defaults in the performance of its obligations under the Agreement, Seller shall be entitled to receive the Deposit as liquidated damages.

In the event any one or more of the Closing Contingencies are not satisfied within the time limits and/or pursuant to the provisions of the Agreement, the Company shall have the right to terminate the Agreement and reclaim the Deposit, together with all interest accrued thereon.

In accordance with a separate Commission Agreement between the Company and I.C.A. Realty Corp. (“I.C.A.”), the Company shall pay a sales commission equal to one and one-half percent (1.5%) of the Purchase Price to I.C.A. upon the Closing for services rendered by I.C.A. in connection with the Company’s purchase of the Property.

The Agreement also contains customary representations and warranties, as well as standard closing conditions.

The foregoing is only a summary of the Agreement.  You are urged to read the Agreement in its entirety for a more complete description of the terms and conditions of the Agreement.  A copy of the Agreement is attached hereto as Exhibit 10.1.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement, dated August 6, 2006, between Blue Ridge Real Estate Company and Jack in the Box Eastern Division L.P.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE REAL ESTATE COMPANY BIG BOULDER CORPORATION

Date: September 12, 2006	By: /s/ Eldon D. Dietterick
Name: Eldon D. Dietterick Title: Executive Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement, dated August 6, 2006, between Blue Ridge Real Estate Company and Jack in the Box Eastern Division L.P.